EXHIBIT 99.3

Wisdom Homes Increases Its Residential Lot Inventory

Tyler, Texas – February 5, 2015 – SearchCore, Inc. (OTCQB: SRER) a manufactured housing retail center owner and operator that manages and operates its retail centers through its wholly owned subsidiary Wisdom Homes Of America, Inc. (“Wisdom Homes”), today announced that the Company has entered into an exclusive option to improve and sell 25 residential lots in Sherman, Texas. Wisdom Homes intends to improve and permanently affix manufactured homes onto the lots.

“We are continually striving to make the manufactured home buying experience easier and faster for our customers. Our goal is to help our customers by assisting them in finding and improving residential lots on which to locate their manufactured homes, or by being able to offer our customers a manufactured home that is already permanently affixed to the land, with all the improvements in place,” stated Mr. Brent Nelms, President of Wisdom Homes. “One of the major benefits of being able to offer a manufactured home that is permanently affixed to the land is that the sale is considered a real property (real estate) transaction as opposed to a chattel (personal property) transaction. This important change in transaction classification allows us to utilize the more than 23,000 licensed realtors in Texas to access the listings and market our manufactured homes.”

“The Sherman area is appealing for a number of reasons,” said Mr. Jim Pakulis, CEO of SearchCore. “It has a robust, diversified industry base that is not dependent on oil production alone. Geographically, it is a continuing extension of our existing footprint in the north/northeast area of Texas. The Sherman area allows us to market to home buyers in both Northern Texas and Southern Oklahoma.”

About SearchCore, Inc.

SearchCore, Inc., founded in 2010, is a manufactured housing retail center owner and operator. The company is headquartered in Tyler, Texas. The Company’s common stock trades on the OTCQB, under the ticker symbol “SRER.”

Safe Harbor Notice

Certain statements contained herein are “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). SearchCore, Inc. cautions that statements made in this news release constitute forward-looking statements and makes no guarantee of future performance. Forward-looking statements are based on estimates and opinions of management at the time statements are made. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections or implied results. SearchCore, Inc. undertakes no obligation to revise these statements following the date of this news release.

Company Contact

SearchCore, Inc.

(800) 727-1024

info@searchcore.com

Investor Relations Contact

Surety Financial Group, LLC

410-833-0078

info@suretyfingroup.com